Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-153490
and 333-153490-01

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933 but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2009

Preliminary Prospectus Supplement
(To Prospectus Dated May 1, 2009)

        TYCO INTERNATIONAL FINANCE S.A.

U.S. $                                    % Notes due
Fully and Unconditionally Guaranteed by

TYCO INTERNATIONAL LTD.

        We are offering $                        aggregate principal amount of            % Notes due                        ,                         , which we refer to as the "notes."

        We will pay interest on the notes on                        and                         of each year beginning                        , 2010. The notes will bear interest at a rate of                        % per year. We may redeem any of the notes at any time by paying the greater of the principal amount of the notes or a "make-whole" amount, plus in each case accrued and unpaid interest to, but excluding, the redemption date. The notes will not be listed on any securities exchange.

        The notes will be unsecured and will rank equally with our other unsecured and unsubordinated debt. Payment of principal and interest on the notes will be fully and unconditionally guaranteed by Tyco International Ltd., our parent company. We will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Investing in the notes involves risk. See "Risk Factors" beginning on page S-8.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to the Public(1)	Underwriting Discounts and Commissions	Proceeds Before expenses, to TIFSA(1)
Per note	$	$	$
Total	$	$	$
(1)
Plus accrued interest from                        , 2009 if settlement occurs after that date.

        Delivery of the notes will be made in book-entry form only through the facilities of The Depository Trust Company ("DTC") and its direct and indirect participants, including Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), on or about                        , 2009.

Joint Book-Running Managers
BofA Merrill Lynch	J.P. Morgan

The date of this prospectus supplement is                        , 2009.

        We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference in these documents, is accurate only as of the date of the applicable document. When we deliver this prospectus supplement and the accompanying prospectus or make a sale pursuant to this prospectus supplement and the accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the notes offered. The second part, the accompanying prospectus, provides more general information about securities that we may offer, some of which does not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Incorporation by Reference" below.

        Unless we have indicated otherwise, references in this prospectus supplement to "Tyco International" are only to Tyco International Ltd., a Swiss corporation (Aktiengesellschaft), references to "Tyco," "the Company," "we," "us" and "our" or similar terms are to Tyco International Ltd. and its consolidated subsidiaries and references to "TIFSA" are to Tyco International Finance S.A., a Luxembourg public limited liability company (société anonyme).

INCORPORATION BY REFERENCE

        Tyco International Finance S.A. and Tyco International Ltd. "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission ("SEC"). The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained in this prospectus supplement and the accompanying prospectus or a subsequently filed document that is incorporated by reference. This prospectus supplement incorporates by reference the documents set forth below, which Tyco International Ltd. has filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, except for current reports on Form 8-K containing only disclosure furnished under Items 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K:

  •
  Annual Report on Form 10-K for the fiscal year ended September 26, 2008, filed on November 19, 2008;

  •
  Quarterly Reports on Form 10-Q for the quarter ended December 26, 2008, filed on February 3, 2009, the quarter ended March 27, 2009, filed on April 30, 2009, and the quarter ended June 26, 2009, filed on July 30, 2009;

  •
  Current Reports on Form 8-K, filed on October 8, 2008; December 10, 2008; December 11, 2008; December 19, 2008; January 9, 2009; February 3, 2009 pursuant to Item 5.02; March 17, 2009 (including the portions of our Registration Statement on Form S-4/A (Registration No. 333-156042), filed on January 16, 2009, and incorporated by reference therein); and September 30, 2009; and

  •
  Current Report on Form 8-K12G3 filed on March 17, 2009.

        Statements made in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus supplement is a part or as an exhibit to the documents incorporated by reference.

        We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus supplement or the accompanying prospectus and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Tyco International Ltd., Freier Platz 10, 8200 Schaffhausen, Switzerland, or by telephone at the following telephone number: +41 52 633 02 44.

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "project" and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in press releases, written statements or other documents filed with the SEC, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product expansion, backlog, the consummation and benefits of acquisitions and divestitures or other matters, as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. For discussions of certain risks, uncertainties and contingencies that might affect such forward-looking statements, please see "Risk Factors" in this prospectus supplement and in our Annual Report on Form 10-K for the year ended September 26, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended December 26, 2008 and March 27, 2009, each of which is incorporated by reference.

        Given those risks, uncertainties and contingencies, we caution investors not to unduly rely on our forward-looking statements. We disclaim any intent or obligation to update publicly any forward-looking statements set forth in this prospectus supplement, the accompanying prospectus or incorporated herein or therein by reference, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

Tyco International Ltd.

        Tyco is a diversified, global company that provides vital products and services to customers in more than 60 countries. We are a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. We report financial and operating information in the following five segments:

  •
  ADT Worldwide designs, sells, installs, services and monitors electronic security systems to residential, commercial, industrial and governmental customers.

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  Flow Control designs, manufactures, sells and services valves, pipes, fittings, valve automation and heat tracing products for the water and wastewater markets, the oil, gas and other energy markets along with general process industries.

  •
  Fire Protection Services designs, sells, installs and services fire detection and fire suppression systems to commercial, industrial and governmental customers.

  •
  Electrical and Metal Products designs, manufactures and sells steel tubing and pipe products, as well as cable products, including pre-wired armored cable and flexible conduit products for commercial construction.

  •
  Safety Products designs, manufactures and sells fire protection, security and life safety products, including fire suppression products, breathing apparatus, intrusion security, access control and video management systems. In addition, Safety Products manufactures products installed and serviced by ADT Worldwide and Fire Protection Services.

        We also provide general corporate services to our segments and these costs are reported as Corporate and Other.

        Tyco International Ltd. is a Swiss corporation (Aktiengesellschaft). Its registered and principal office is located at Freier Platz 10, 8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 52 633 02 44. Its management office in the United States is located at 9 Roszel Road, Princeton, New Jersey 08540.

Tyco International Finance S.A.

        Tyco International Finance S.A., a Luxembourg public limited liability company (société anonyme), is a wholly-owned subsidiary of Tyco International. TIFSA's registered and principal offices are located at 29, Avenue de la Porte-Neuve, L-2227 Luxembourg. Its telephone number at that address is (352) 266-378-51. TIFSA is a holding company that directly and indirectly owns substantially all of the operating subsidiaries of Tyco International Ltd. and performs treasury operations for Tyco. Otherwise, it conducts no independent business.

THE OFFERING

        The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the sections entitled "Description of the Notes and Guarantees" in this prospectus supplement and "Description of Debt Securities and Guarantee of Debt Securities" in the accompanying prospectus.

Issuer	Tyco International Finance S.A., a Luxembourg company.
Guarantor	Tyco International Ltd., a Swiss corporation.
Securities Offered	$ in principal amount of % Notes due .
Initial Offering Price	% per note.
Maturity Date	The notes will mature on .
Interest Payment Dates	Interest will be paid on and of each year, commencing on , 2010.
Interest Rate	The notes will bear interest at % per annum from , 2009.
Optional Redemption

The notes are redeemable, at the option of TIFSA, on any date prior to the maturity date at a price equal to the greater of the principal amount of the notes or a "make-whole" amount, plus in each case, accrued and unpaid interest to, but excluding, the redemption date.

Minimum Denomination	Interests in the global notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Ranking	The notes will be unsecured and unsubordinated obligations that rank equally in right of payment with all of TIFSA's existing and future unsecured and unsubordinated indebtedness.
Purchase of Notes Upon a Change of Control Triggering Event

Holders of notes will have the right to require TIFSA to purchase all or any part of such holder's notes if a Change of Control Triggering Event occurs with respect to the notes. See "Description of the Notes and Guarantees—Change of Control."

Events of Default

For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the notes, see "Description of Debt Securities and Guarantee of Debt Securities—Events of Default" in the accompanying prospectus and "Description of the Notes and Guarantees—Additional Event of Default" below.

No Listing	The notes will not be listed on any securities exchange.

Use of Proceeds

We intend to use the net proceeds from the sale of the securities to which this prospectus supplement relates for general corporate purposes. General corporate purposes may include repayment of indebtedness, including indebtedness that matures in 2011, acquisitions, additions to working capital, repurchase of registered shares, capital expenditures and investments in our subsidiaries.

Additional Notes

TIFSA may from time to time, without consent of the holders of the notes, issue notes having the same terms and conditions as the notes. Additional notes issued in this manner will form a single series with the notes offered hereby.

Governing Law	New York.

Selected Financial Data

        The following table sets forth selected consolidated financial data of Tyco. The data is derived from Tyco's consolidated audited financial statements for the five years ended September 26, 2008, September 28, 2007, September 29, 2006, September 30, 2005 and 2004, respectively, and the unaudited quarterly financial statements for the nine months ended June 26, 2009 and June 27, 2008, which, in the opinion of management, include all adjustments necessary for a fair statement of the results for the unaudited interim periods. The selected financial data is not necessarily indicative of future results and should be read in conjunction with Tyco's Consolidated Financial Statements and related notes included in Tyco's Annual Report on Form 10-K for the fiscal year ended September 26, 2008 and Tyco's Quarterly Reports on Form 10-Q for the quarters ended December 26, 2008, March 27, 2009 and June 26, 2009, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	For the Nine Months Ended
			For Fiscal
	June 26, 2009(1)	June 27, 2008
			2008(2)	2007(3)	2006(4)	2005(5)	2004(6)
	(in millions, except per share data)
Consolidated Statements of Operations Data:
Net revenue	$12,816	$14,915	$20,199	$18,477	$17,066	$16,385	$15,770
Income (loss) from continuing operations	(2,040)	831	1,095	(2,524)	817	573	334
Net income (loss)	(2,003)	1,119	1,553	(1,742)	3,590	3,094	2,822
Basic earnings per share:
Income (loss) from continuing operations	(4.31)	1.71	2.26	(5.10)	1.63	1.14	0.67
Net income (loss)	(4.23)	2.30	3.21	(3.52)	7.14	6.15	5.64
Diluted earnings per share:
Income (loss) from continuing operations	(4.31)	1.70	2.25	(5.10)	1.59	1.11	0.66
Net income (loss)	(4.23)	2.28	3.19	(3.52)	6.95	5.85	5.60
Cash dividends per share(7)	0.62	0.45	0.65	1.60	1.60	1.25	0.20

		As of Fiscal Year End
	As of June 26, 2009
		2008	2007(8)	2006	2005	2004
Consolidated Balance Sheets Data:
Total assets	$25,263	$28,804	$32,815	$63,011	$62,465	$63,718
Long-term debt	4,226	3,709	4,082	8,858	10,077	13,917
Shareholders' equity	12,595	15,494	15,624	35,387	32,619	30,399

(1)
Loss from continuing operations for the nine months ended June 26, 2009 includes goodwill and intangible asset impairment charges of $2.7 billion and charges of $110 million related to unresolved legacy securities litigation matters.

(2)
Income from continuing operations for the year ended September 26, 2008 includes a class action settlement credit, net of $10 million, a $9 million goodwill impairment charge, $4 million of separation costs, restructuring, asset impairment and divestiture charges, net of $248 million, $42 million of incremental stock option charges required under Statement of Financial Accounting Standards, or SFAS, No. 123R, "Share-Based Payment," and a $258 million loss on extinguishment of debt related to the consent solicitation and exchange offers and termination of the bridge loan facility. Net income also includes $458 million of income, net of income taxes, from discontinued operations.

(3)
Loss from continuing operations for the year ended September 28, 2007 includes a class action settlement charge, net of $2.862 billion, $105 million of separation costs, a $46 million goodwill impairment charge related to the reorganization to a new management and segment reporting structure, restructuring, asset impairment and divestiture charges, net of $210 million, $120 million of incremental stock option charges required under SFAS No. 123R, a $259 million loss related to the early retirement of debt and $95 million of tax charges related to the separation primarily for the write-off of deferred tax assets that will no longer be realizable. Net loss also includes $782 million of income, net of income taxes, from discontinued operations.

(4)
Income from continuing operations for the year ended September 29, 2006 includes a charge of $100 million related to the Voluntary Replacement Program, which is included in cost of sales. Also included are $49 million of separation costs, restructuring, asset impairment and divestiture charges, net of $15 million, $84 million of incremental stock option charges required under SFAS No. 123R, $72 million of income related to a settlement with a former executive and $48 million of income resulting from a reduction in our estimated workers' compensation liabilities primarily due to favorable claims experience. Net income includes $2,787 million of income, net of income taxes, from discontinued operations as well as a $14 million loss, net of income taxes, related to the cumulative effect adjustment recorded in conjunction with the adoption of Financial Accounting Standards Board Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations—an Interpretation of FASB Statement No. 143".

(5)
Income from continuing operations for the year ended September 30, 2005 includes restructuring, asset impairment and divestiture charges, net of $41 million, a $70 million charge related to certain former executives' employment, a $50 million charge related to an SEC enforcement action, a loss of $405 million related to the retirement of debt as well as $109 million of income related to a court-ordered restitution award. Net income also includes $2,500 million of income, net of income taxes, from discontinued operations as well as a $21 million gain, net of income taxes, related to a cumulative effect adjustment recorded in conjunction with the change in measurement date for pension and postretirement benefit plans.

(6)
Income from continuing operations for the year ended September 30, 2004 includes a charge of $59 million related to divestitures, net restructuring and asset impairment charges of $275 million, and a loss of $113 million related to the retirement of debt. Net income also includes a $2,488 million loss, net of income taxes, from discontinued operations.

(7)
Cash dividends per share for the years ended 2007, 2006, 2005 and 2004 represent that of Tyco pre-separation, which included Covidien Ltd. and Tyco Electronics Ltd.

(8)
The decrease in total assets, long-term debt and shareholders' equity in 2007 is primarily related to the spin-offs of Covidien and Tyco Electronics.

RISK FACTORS

        Investing in the notes involves various risks, including the risks described below. The risks described below are not the only ones facing us. Our business also is subject to the risks that affect many other companies, such as competition, technological obsolescence, labor relations, general economic conditions, geopolitical events, climate change and international operations. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity. You should carefully consider the following risks and the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 26, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended December 26, 2008 and March 27, 2009 before investing in the notes.

Risks Relating to the Notes

We cannot assure you that an active trading market for the notes will develop.

        The notes are a new issue of securities with no established trading market, and we do not intend to list them on any securities exchange. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. In addition, such market-making activity will be subject to limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934. As a result, you cannot be sure that an active trading market for the notes will develop. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

The notes do not restrict our ability to incur additional debt, repurchase our securities or take other actions that could negatively impact holders of the notes.

        We are not restricted under the terms of the notes from incurring additional debt or repurchasing our securities. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations or debt ratings. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due.

Luxembourg laws differ from the laws in effect in the United States and may afford less protection to holders of our securities.

        TIFSA is organized under the laws of Luxembourg. It may not be possible to enforce court judgments obtained in the United States against us or against TIFSA in Luxembourg based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Luxembourg would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. We have been advised that the United States currently does not have a treaty with Luxembourg providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Luxembourg.

        Due to the nature of Luxembourg's insolvency laws, the ability of the holders of the notes to protect their interests may be more limited than would be the case under U.S. bankruptcy laws. In the event of a winding up of TIFSA, the notes will be paid after payment of all secured debts, the cost of liquidation and certain debts of TIFSA that are entitled to priority under Luxembourg law. Such preferential debts include the following:

  •
  money owed to Luxembourg tax authorities, for example, in respect of income tax deducted at the source;

  •
  value-added tax and certain other taxes and duties owed to Luxembourg Customs and Excise;

  •
  social security contributions; and

  •
  remuneration owed to employees.

        If the bankruptcy administrator can show that "preference" has been given to any person by defrauding rights of creditors generally, regardless of when the transaction giving fraudulent preference to a party occurred, or if certain "abnormal" transactions have been effected during a relevant suspect period of six months plus 10 days prior to the date of bankruptcy, a court has the power, among other things, to void the preferential or abnormal transaction. This provision of Luxembourg insolvency law may affect transactions entered into or payments made by TIFSA during the period before liquidation or administration.

Swiss laws differ from the laws in effect in the United States and may afford less protection to holders of our securities, including the guarantees.

        Tyco International is a corporation (Aktiengesellschaft) incorporated under the laws of Switzerland. It may not be possible to enforce court judgments obtained in the United States against Tyco International based on the civil liability provisions of the federal or state securities laws of the United States in Switzerland. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:

  •
  effect service within the United States upon us or our directors and officers located outside the United States;

  •
  enforce judgments obtained against those persons in U.S. courts or in courts in jurisdictions outside the United States; and

  •
  enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal or state securities laws.

        Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

  •
  the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

  •
  the judgment of such foreign court has become final and non-appealable;

  •
  the judgment does not contravene Swiss public policy;

  •
  the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

  •
  no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or that it was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities to which this prospectus supplement relates for general corporate purposes. General corporate purposes may include repayment of indebtedness, including indebtedness that matures in 2011, acquisitions, additions to working capital, repurchase of registered shares, capital expenditures and investments in our subsidiaries.

CAPITALIZATION

        The following table presents our capitalization as of June 26, 2009 on an unaudited as reported basis and as adjusted to give effect to the offering of the notes. This table should be read in conjunction with the financial information incorporated by reference into this prospectus supplement and the consolidated financial statements for Tyco International and accompanying notes incorporated by reference in this prospectus supplement.

	As of June 26, 2009
	As Reported	As Adjusted
	(in millions)
Indebtedness:
Short-term borrowings:
Notes	$—		$—
Other	19		19

Total short-term borrowings	19		19

Long-term debt:
Notes	3,955
Loan facility	—		—
Commercial paper	200		200
Other	71		71

Total long-term debt	4,226

Total indebtedness	4,245
Minority Interest	13		13
Shareholders' equity	12,595		12,595

Total capitalization	$16,853	$

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of (loss) income from continuing operations before income taxes, minority interest, and cumulative effect of accounting changes, fixed charges, and amortization of capitalized interest. Fixed charges consist of interest expense (before interest is capitalized), amortization of debt premiums and discounts, capitalized expenses related to indebtedness, and one-third of rent expense, which represents an appropriate interest factor on operating leases. Fixed charges represent amounts relating to continuing operations.

	For the Nine Months Ended			Fiscal
	June 26, 2009		June 27, 2008	2008	2007		2006	2005	2004
Ratio of earnings to fixed charges	—	(1)	3.55	3.67	—	(2)	3.73	2.30	1.80

(1)
For the nine months ended June 26, 2009, fixed charges exceeded earnings by $1,984 million.

(2)
In fiscal 2007, fixed charges exceeded earnings by $2,199 million.

DESCRIPTION OF THE NOTES AND GUARANTEES

        We are offering $            initial aggregate principal amount of our      % Notes due                    . The notes will constitute a series of senior debt securities described in the accompanying prospectus. The following description supplements, and to the extent it is inconsistent with replaces, the description of the general terms and provisions contained in "Description of Debt Securities and Guarantee of Debt Securities" in the accompanying prospectus.

        The notes will be issued under the indenture among Tyco International Finance S.A., or TIFSA, as issuer, Tyco International, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, including a supplement to that indenture concerning the notes. We urge you to read the notes and the indenture because they, not the summaries below and in the accompanying prospectus, define your rights. You may obtain a copy of the form of supplemental indenture and of the form of the notes as described in the accompanying prospectus under "Where You Can Find More Information."

        References to TIFSA in this description do not, unless the context otherwise indicates, include any of its respective subsidiaries. References to Tyco International in this description refer to Tyco International Ltd., not including its combined subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

        The notes will be a series of the debt securities described in the accompanying prospectus. The notes will be unsecured and will rank equally with all of TIFSA's other existing and future unsecured and unsubordinated debt. The notes will mature on            and will bear interest at a rate of        % per year. The date from which interest will accrue on the notes will be              , 2009 or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the notes will be            and            of each year, beginning              , 2009. The basis upon which interest shall be calculated will be that of a 360-day year consisting of twelve 30-day months.

        The notes will be issuable in whole in the registered form of one or more global securities, and the depository for such global securities shall be The Depository Trust Company, New York, New York. The notes will be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

        Except as provided below, the notes shall not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The notes will not have the benefit of any sinking fund. The notes are not convertible into shares of common stock or other securities of TIFSA or Tyco International.

Guarantees

        Tyco International will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts (as defined in the section "Payment of Additional Amounts" in the accompanying prospectus), if any, on the notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The guarantees are unsecured and unsubordinated obligations of Tyco International and will rank equally with all other unsecured and unsubordinated obligations of Tyco International. The guarantees provide that in the event of a default in payment of principal of, premium, if any, or interest on a note, the holder of the note may institute legal proceedings directly against Tyco International to enforce the guarantees without first proceeding against TIFSA. The aggregate amount of the obligations owed pursuant to the guarantee will be reduced to the extent necessary to prevent such guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Additional Notes

        We may, without the consent of the then existing holders of the notes of a series, "re-open" the series and issue additional notes, which additional notes will have the same terms as the notes of the same series offered hereby except for the issue price, issue date and under some circumstances, the first interest payment date. Additional notes issued in this manner will form a single series with the notes offered hereby.

Optional Redemption

        The notes will be subject to redemption at TIFSA's option on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof). The notes will be redeemable at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) as determined by the Quotation Agent and delivered to the trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the date of redemption (excluding the portion of interest that will be accrued and unpaid to and including the date of redemption) discounted from their scheduled date of payment to the date of redemption (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus            basis points plus accrued and unpaid interest, if any, thereon to the date of redemption.

        "Adjusted Redemption Treasury Rate," with respect to any date of redemption, means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such date of redemption.

        "Comparable Redemption Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Redemption Treasury Price", with respect to any date of redemption, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

        "Quotation Agent" means a Redemption Reference Treasury Dealer appointed as such agent by TIFSA.

        "Redemption Reference Treasury Dealer" means four primary U.S. government securities dealers in the United States selected by TIFSA.

        "Redemption Reference Treasury Dealer Quotations", with respect to each Redemption Reference Treasury Dealer and any date of redemption, means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m. New York City time for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the date of redemption quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third Business Day preceding such date of redemption.

Defeasance

        Under certain circumstances, TIFSA and Tyco International may elect to discharge their obligations on the notes through defeasance or covenant defeasance. See "Description of Debt Securities and Guarantee of Debt Securities—Defeasance and Discharge of Obligations" and "Description of Debt Securities and Guarantee of Debt Securities—Covenant Defeasance" in the accompanying prospectus for more information on how this may occur.

Change of Control

        If a Change of Control Triggering Event (as defined below) occurs, unless TIFSA has exercised its option to redeem the notes, it shall be required to make an offer (a "Change of Control Offer") to each holder of the notes to repurchase, at the holder's election, all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes on the terms set forth in the supplemental indenture. In a Change of Control Offer, TIFSA shall be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (a "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event or, at TIFSA's option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to holders of the notes describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a "Change of Control Payment Date"). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

        Any exercise by a holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of a note, but in that event the principal amount of such note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

        TIFSA shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by it and the third party purchases all notes properly tendered and not withdrawn under its offer. In addition, TIFSA shall not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

        For purposes of the Change of Control Offer provisions of the notes, the following terms are applicable:

        "Change of Control" means the occurrence on or after the date of the supplemental indenture of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of Tyco International and its subsidiaries, taken as a whole, to any person, other than Tyco International or a direct or indirect wholly-owned subsidiary of Tyco International; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Tyco International's outstanding Voting Stock or other Voting Stock into which Tyco International's Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) Tyco International consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Tyco International, in any such event pursuant to a transaction in which any of Tyco International's outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Tyco International's Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of Tyco International's Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to Tyco International's liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (1), (2) or (5) above if (i) Tyco International becomes a direct or indirect wholly-owned subsidiary of a holding company or a holding company becomes the successor to Tyco International under the indenture pursuant to a transaction that is permitted under the indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction (or a series of related transactions) are substantially the same (and hold in the same proportions) as the holders of Tyco International's Voting Stock immediately prior to that transaction. The term "person," as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event.

        "Continuing Director" means, as of any date of determination, any member of Tyco International's Board of Directors who (1) was a member of such Board of Directors on the date of the supplemental indenture or (2) was nominated for election, elected or appointed to such Board of Directors pursuant to a proposal by a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of Tyco International's proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Fitch" means Fitch Inc., and its successors.

        "Investment Grade Rating" means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by TIFSA.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "Rating Agencies" means (1) each of Fitch, Moody's and S&P; and (2) if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of TIFSA's control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by TIFSA (as certified by a resolution of TIFSA's Board of Directors) as a replacement agency for Fitch, Moody's or S&P, or all of them, as the case may be.

        "Rating Event" means the rating on the notes is lowered by at least two of the three Rating Agencies and such notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or Tyco International's intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

        "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Voting Stock" means, with respect to any specified "Person" as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Covenants

        The following additional covenants shall apply with respect to the notes so long as any of the notes remain outstanding (but subject to defeasance, as provided in the indenture):

  Limitations on Liens

        TIFSA will not, and will not permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee any Indebtedness that is secured by a lien upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property (as defined below), or any shares of stock of or Indebtedness (as defined below) issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the notes (together with, if TIFSA shall so determine, any other Indebtedness of TIFSA ranking equally with the notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at TIFSA's option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

  •
  liens existing on the date the notes are first issued;

  •
  liens on the stock, assets or Indebtedness of a Person (as defined in the indenture) existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

  •
  liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by TIFSA or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by TIFSA or any Restricted Subsidiary;

  •
  liens on any Principal Property existing at the time of acquisition thereof by TIFSA or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by TIFSA or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by TIFSA or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by TIFSA or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

  •
  liens securing Indebtedness owing by any Restricted Subsidiary to TIFSA, Tyco International or a subsidiary thereof or by TIFSA to Tyco International;

  •
  liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;

  •
  pledges, liens or deposits under workers' compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which TIFSA or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of TIFSA or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which TIFSA or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

  •
  liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against TIFSA or any Restricted Subsidiary with respect to which TIFSA or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by TIFSA or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which TIFSA or such Restricted Subsidiary is a party;

  •
  liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of TIFSA or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of TIFSA, do not materially impair the use of such assets in the operation of the business of TIFSA or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

  •
  liens to secure TIFSA's or any Restricted Subsidiary's obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

  •
  liens not permitted by the foregoing clauses, inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of TIFSA and its Restricted Subsidiaries, without duplication, secured by all such liens not so permitted by the foregoing bullets, inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first bullet under "Limitation on Sale and Lease Back Transactions" below do not exceed the greater of $100,000,000 and 10% of Consolidated Net Worth (as defined below); and

  •
  any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing bullets inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under the foregoing bullets shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets, or any replacements therefor, that secured the lien so extended, renewed or replaced, plus improvements and construction on real property.

  Limitation on Sale and Lease-Back Transactions

        TIFSA will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

  •
  TIFSA or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the notes pursuant to the subsection "Limitations on Liens" above; or

  •
  the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by TIFSA's Board of Directors, and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition, or, in the case of real property, commencement of the construction of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of the notes, or of Funded Indebtedness of TIFSA or a consolidated Subsidiary ranking on a parity with or senior to the Securities; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this provision an amount equal to the sum of (i) the principal amount of the notes delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by TIFSA within such 180-day period, excluding retirements of the notes and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

Additional Event of Default

        The following additional event shall be established and shall constitute an "Event of Default" under the indenture with respect to the notes so long as any of the notes remain outstanding:

  •
  an event of default shall happen and be continuing with respect to TIFSA's or Tyco International's Indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which TIFSA or Tyco International shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of TIFSA or Tyco International, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten business days after notice thereof shall have been given to TIFSA and Tyco International by the trustee, or to TIFSA, Tyco International and the trustee by the holders of at least 25% in aggregate principal amount of outstanding securities of such series.

        However, this additional Event of Default is subject to the following:

  •
  if such event of default under such indenture or instrument shall be remedied or cured by TIFSA or Tyco International or waived by the requisite holders of such Indebtedness, then the event of default under the indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the holders; and

  •
  subject to certain duties, responsibilities and rights of the trustee under the indenture, the trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the trustee by TIFSA or Tyco International, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the holders of not less than 25% in the aggregate principal amount of outstanding securities of such series.

Definitions

        As used in the notes and this prospectus supplement, the following defined terms shall have the following meanings with respect to the notes:

        "Attributable Debt", in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of TIFSA or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

        "Consolidated Net Worth" at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of Tyco International and its subsidiaries as of the end of a fiscal quarter of Tyco International, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "Consolidated Tangible Assets" at any date means total assets less all intangible assets (as defined below) appearing on the most recently prepared consolidated balance sheet of Tyco International and its subsidiaries as of the end of a fiscal quarter of Tyco International, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

        "Indebtedness" means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of Tyco International and its subsidiaries as of the end of a fiscal quarter of Tyco International prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by TIFSA or any of its subsidiaries or for which TIFSA or any of its subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

        "Intangible assets" means the amount, if any, stated under the heading "Goodwill and Other Intangible assets, net" or under any other heading of intangible assets separately listed, in each case on the face of the most recently prepared consolidated balance sheet of Tyco International and its subsidiaries as of the end of a fiscal quarter of Tyco International, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "lien" means a mortgage, pledge, security interest, lien or encumbrance.

        "Non-Recourse Indebtedness" means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of Tyco International or TIFSA or any subsidiary of Tyco International or TIFSA and not to Tyco International or TIFSA or any subsidiary of Tyco International or TIFSA personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

        "Principal Property" means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of Tyco International or any of its subsidiaries that is used by any U.S. Subsidiary of TIFSA and (A) is owned by Tyco International or any subsidiary of Tyco International on the date hereof, (B) the initial construction of which has been completed after the date hereof, or (C) is acquired after the date hereof, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of TIFSA, are not collectively of material importance to the total business conducted by Tyco International and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense), on the date hereof in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of Tyco International and its subsidiaries as of the applicable date.

        "Restricted Subsidiary" means any subsidiary of TIFSA that owns or leases a Principal Property.

        "Sale and Lease-Back Transaction" means an arrangement with any Person providing for the leasing by TIFSA or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by TIFSA or a Restricted Subsidiary to such Person other than Tyco International, TIFSA or any of their respective subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

CERTAIN LUXEMBOURG, UNITED STATES FEDERAL
AND SWISS INCOME TAX CONSIDERATIONS

Luxembourg

        The following information is of a general nature only and is based on the laws presently in force in Luxembourg. It does not purport to be a comprehensive description of all tax implications that might be relevant to an investment decision. Holders of notes who are in doubt as to their tax position should consult a professional tax adviser.

  Withholding tax

  Luxembourg resident holders

        Under Luxembourg general tax laws currently in force and subject to the law of 23 December 2005, as amended (the "Law") mentioned in the paragraph below, there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by Luxembourg residents.

        Under the Law payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the benefit of an individual beneficial owner who is resident of Luxembourg will be subject to a withholding tax of 10%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent.

        Payments of interest on the notes, to the extent within the scope of the Law, would be subject to withholding tax of 10%.

  Non-resident holders

        Under Luxembourg general tax laws currently in force and subject to the laws of 21 June 2005 (the "Law") mentioned in the paragraph below, there is no withholding tax on payments of principal, premium or interest made to non-resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by non-residents.

        Under the Laws implementing the Council Directive 2003/48/EC of 3 June 2003 on taxation of savings income in the form of interest payments and ratifying the treaties entered into by Luxembourg and certain dependent and associated territories of EU Member States (the "Territories"), payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the immediate benefit of an individual beneficial owner or a residual entity, as defined by the Laws, which are resident of, or established in, an EU Member State (other than Luxembourg) or one of the Territories will be subject to a withholding tax unless the relevant recipient has adequately instructed the relevant paying agent to provide details of the relevant payments of interest or similar income to the fiscal authorities of his/her/its country of residence or establishment, or, in the case of an individual beneficial owner, has provided a tax certificate issued by the fiscal authorities of his/her country of residence in the required format to the relevant paying agent. Where withholding tax is applied, it is currently levied at a rate of 20% and will be levied at a rate of 35% as of July 1, 2011. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent.

        Payments of interest on the notes, to the extent within the scope of the laws of Laws, would currently be subject to withholding tax of 20%.

  Taxation of corporate holders

  Luxembourg resident corporate holders

        A corporate holder of the notes, who is a resident of Luxembourg for tax purposes or who has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, is subject to Luxembourg corporation taxes in respect of the interest paid or accrued on the notes.

        Gains realized by a corporate holder of the notes, who is a resident of Luxembourg for tax purposes or who has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, on the sale or disposal of the notes, are subject to Luxembourg corporation taxes.

        A Luxembourg holder of the notes that is governed by the law of 31 July 1929 on pure holding companies as amended or by the law of 11 May 2007 on family estate management companies or by the law of 20 December 2002 on undertakings for collective investments or the law of 13 February 2007 on specialized investment funds will not be subject to any Luxembourg income tax in respect of interest received or accrued on the notes, or on gains realized on the sale or disposal of the notes.

  Non-resident corporate holders

        Gains realized by a non-resident corporate holder of the notes, who does not have a permanent establishment or fixed place of business in Luxembourg to which the notes are attributable, on the sale or disposal of notes are not subject to Luxembourg income tax.

  Taxation of individual holders

  Luxembourg resident individuals

        An individual holder of the notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, is subject to income tax in respect of interest paid on the notes, except if (i) withholding tax has been levied on such payments in accordance with the Law, or (ii) the individual holder of the notes has opted for the application of a 10% tax in full discharge of income tax in accordance with the Law, which applies if a payment of interest has been made or ascribed by a paying agent established in a EU Member State (other than Luxembourg), in a Member State of the European Economic Area (other than a EU Member State) or in a state that has entered into a treaty with Luxembourg relating to the Council Directive 2003/48/EC of 3 June 2003.

        Under Luxembourg tax laws, a gain realized by an individual holder of the notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, on the sale or disposal of the notes, is not subject to Luxembourg income tax, provided this sale or disposal took place after six months of the acquisition of the notes. An individual holder of notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, has further to include the portion of the gain corresponding to accrued but unpaid income in respect of the notes in his or her taxable income, except if tax is levied on such interest in accordance with the Law.

        Gains realized by an individual holder of the notes, who acts in the course of the management of a professional or business undertaking, who is a resident of Luxembourg for tax purposes or who has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, are subject to Luxembourg income tax at ordinary rates.

  Non-resident individuals

        Gains realized by a non-resident individual holder of the notes, who does not have a permanent establishment or fixed place of business in Luxembourg to which the notes are attributable, are not subject to Luxembourg income tax on the sale or disposal notes.

  Inheritance and gift taxes

        Under present Luxembourg tax laws, where a holder of the notes is a resident for tax purposes of Luxembourg at the time of his or her death, the notes are included in his or her taxable estate for inheritance tax purposes. Gift tax may be due on a gift or donation of notes if embodied in a Luxembourg deed or registered in Luxembourg.

  No stamp duty

        The issue of the notes will not be subject to a Luxembourg registration or stamp duty. The sale or disposal of such notes will not be subject to a Luxembourg registration or stamp duty if not embodied in a Luxembourg deed or registered in Luxembourg.

  Wealth tax

        Under present Luxembourg tax laws, a Luxembourg corporate resident holder of the notes or a non-resident corporate holder of notes who has a permanent establishment or a fixed place of business in Luxembourg to which these notes are attributable, has to take into account the notes for purposes of the Luxembourg wealth tax, except if the holder is governed by the law of 31 July 1929 on pure holding companies, as amended, or by the law of 11 May 2007 on family estate management companies or by the law of 20 December 2002 on undertakings for collective investments or by the law of 13 February 2007 on specialized investment funds or is a company governed by the law of 15 June 2004 on venture capital vehicles or a securitization company governed by the law of 22 March 2004 on securitization. An individual holder of Notes, whether a resident of Luxembourg or not, is not subject to Luxembourg wealth tax on such Notes.

United States

        The following discussion summarizes the material U.S. federal income tax consequences of the beneficial ownership and disposition of notes. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued under the Code, judicial authority and administrative rulings and practice, all as of the date of this prospectus supplement, all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal tax consequences described in this prospectus supplement. This summary addresses only the tax consequences to investors that will hold the notes as capital assets and not as part of a hedge, straddle, conversion, constructive sale or other risk reduction transaction for U.S. federal income tax purposes. For purposes of this discussion, a "U.S. holder" means (i) a citizen or resident of the United States (as defined for U.S. federal income tax purposes); (ii) a corporation or other business entity treated as a corporation created or organized in or under the laws of the United States or any State or the District of Columbia; (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 20, 1996, and were treated as domestic trusts on August 19, 1996. As used herein, the term "non-U.S. holder" means a beneficial owner of notes that is not a U.S. holder for U.S. federal income tax purposes.

        We will not seek a ruling from the Internal Revenue Service, referred to herein as the "IRS," with respect to any matters discussed in this section, and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below. When we use the term "holder" in this section, we are referring to a beneficial owner of the notes and not the record holder. Persons considering the purchase of notes should consult their own tax advisors concerning the application of U.S. federal tax laws to their particular situations, as well as any consequences of the purchase of notes and the beneficial ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

        This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under U.S. federal income tax laws (such as insurance companies, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, financial institutions, tax-exempt organizations, retirement plans, regulated investment companies, securities dealers, controlled foreign corporations, passive foreign investment companies, U.S. persons that own stock in a controlled foreign corporation or a passive foreign investment company, expatriates or U.S. persons whose functional currency for tax purposes is not the U.S. Dollar). If a partnership holds any notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors. This summary does not discuss any aspect of state, local or non-U.S. taxation.

        In certain circumstances we may be obligated to make payments on the notes in excess of stated interest and principal (see "Description of the Notes and Guarantees—Change of Control"). We intend to take the position that there is no more than a remote chance that we will make the payments and the notes should accordingly not be treated as contingent payment debt instruments because of these additional payments. If the IRS successfully challenged this position, the notes could be treated as contingent payment debt instruments and, in such a case, the U.S. holder could be required to accrue interest income at a rate that is different from (and potentially higher than) the interest income the U.S. holder might otherwise accrue on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of the notes. U.S. holders of the notes are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. The rest of this summary assumes our position is respected.

  U.S. Holders

  Taxation of Interest

        Interest on the notes will be includible in a U.S. holder's gross income as ordinary income when received or accrued by such U.S. holder in accordance with its regular method of accounting for federal income tax purposes. In addition to interest on the notes, a U.S. holder will be required to include in income any additional amounts and any tax withheld from interest payments and such additional amounts, notwithstanding that such withheld tax is not in fact received by such holder.

        All such amounts of interest should constitute foreign source interest income for U.S. federal income tax purposes. If any non-U.S. income taxes were to be paid or withheld in respect of payments on the notes, a U.S. holder may be eligible, subject to a number of complex limitations, for a foreign tax credit. With certain exceptions, interest on the notes included in gross income by a U.S. holder will be treated separately, together with other items of passive income of such holder, as the case may be, for purposes of computing the foreign tax credit allowable under the Code.

  Market Discount

        If a U.S. holder purchases a note for an amount less than the stated principal amount of the note, the amount of such difference is "market discount" for federal income tax purposes, unless such difference is less than 1/4 of 1% of the stated principal amount multiplied by the number of complete years to maturity from the date of such purchase.

        Unless such U.S. holder elects to include market discount in income as it accrues, any gain realized on the sale, exchange, retirement, or other disposition of a note and any partial principal payment received on a note generally will be treated as ordinary income to the extent of any accrued market discount on the note. In addition, a U.S. holder may be required to defer deductions for a portion of the interest paid on any indebtedness incurred to purchase or carry a note that has market discount.

        In general, market discount on a note held by a U.S. holder will be considered to accrue ratably during the period from the date of purchase of the note to its maturity date, unless such U.S. holder elects to accrue market discount on a constant yield basis. U.S. holders may elect to include market discount in gross income currently as it accrues (on either a ratable or a constant yield basis), in which case the interest deferral rule described above will not apply. The election to include market discount in gross income on an accrual basis, once made, would apply to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and it may not be revoked without the consent of the IRS. A U.S. holder's tax basis in the note will be increased by the amount of any market discount included in gross income under such an election. U.S. holders that hold notes with market discount should consult their tax advisors regarding the manner in which accrued market discount is calculated and the election to include market discount currently in income.

  Bond Premium

        In general, if a U.S. holder purchases a note for an amount greater than the sum of all amounts payable on the note (other than stated interest payments) after the date of purchase, the amount of such excess is "bond premium" for U.S. federal income tax purposes. U.S. holders may elect to amortize bond premium over the remaining term of the note on a constant-yield basis as an offset to interest income (and not as a separate item of deduction), but only as such U.S. holder takes stated interest into account under its regular method of tax accounting. A U.S. holder's tax basis in the note will be reduced by the amount of bond premium so amortized. If a U.S. holder does not elect to amortize bond premium, it will be required to report the full amount of stated interest on the note as ordinary income, even though it may be required to recognize a capital loss (which may not be available to offset ordinary income) on a sale or other disposition of the note. An election to amortize bond premium, once made, would apply to all debt instruments held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. U.S. holders that hold notes with bond premium should consult their tax advisors regarding the application of these rules.

  Taxation of Dispositions of Notes

        Upon the sale, exchange, retirement, redemption, repurchase or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount received on such disposition (other than amounts representing accrued and unpaid interest not previously included in income, which will be treated as interest income) and the U.S. holder's tax basis in the note. A U.S. holder's tax basis in a note will be, in general, the cost of the note to the U.S. holder, increased by the amount of market discount previously included in income, decreased by the amount of bond premium previously amortized, and decreased by any payments received in respect of the note that are not qualified stated interest payments. Gain or loss realized by a U.S. holder on the sale, exchange, retirement or other disposition of a note generally will be treated as U.S. source income or loss. Subject to the market discount rules, discussed above, gain or loss realized on the sale, exchange or retirement of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange or retirement, the note has been held for more than one year. Net long-term capital gain recognized by a non-corporate U.S. holder generally is subject to

U.S. federal income tax at a preferential rate. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding

        When required, we will report to the holders of the notes and the IRS amounts paid on or with respect to the notes and the amount of any tax withheld from such payments. Certain non-corporate U.S. holders may be subject to backup withholding (currently imposed at a rate of 28%) on payments made on or with respect to the notes and on payment of the proceeds from the disposition of a note. In general, backup withholding will apply to a U.S. holder only if the holder:

  •
  fails to furnish its Taxpayer Identification Number, or "TIN," which for an individual is his or her Social Security Number;

  •
  furnishes an incorrect TIN;

  •
  is notified by the IRS that it has failed to properly report payments of interest; or

  •
  under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest payments.

        A U.S. holder will be eligible for an exemption from backup withholding upon providing a properly completed IRS Form W-9 (or substitute form) to us or our paying agent. Backup withholding is not an additional tax and may be refunded or credited against the U.S. holder's U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required.

  Non-U.S. Holders

  Taxation of Interest and Disposition

        In general and subject to the discussion below under "Backup Withholding and Information Reporting," a non-U.S. holder will not be subject to U.S. federal income or withholding tax on stated interest on notes or gain upon the disposition of notes, unless:

  •
  with respect to both interest on notes or gain upon the disposition of notes, the income or gain is "U.S. trade or business income," which means income or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business, or in the case of a treaty resident, attributable to a permanent establishment or a fixed base, in the United States; or

  •
  with respect to gain upon the disposition of notes, such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

        Interest will not be treated as U.S. trade or business income unless the non-U.S. holder has an office or other fixed place of business in the United States to which the interest is attributable and derives the interest in an active conduct of a banking, financing or similar business within the United States. U.S. trade or business income of a non-U.S. holder generally will be subject to regular U.S. income tax in the same manner as if it were realized by a U.S. holder. Non-U.S. holders that realize U.S. trade or business income with respect to the notes should consult their tax advisors as to the treatment of such income or gain. In addition, U.S. trade or business income of a non-U.S. holder that is a non-U.S. corporation may be subject to a branch profits tax at a rate of 30%, or such lower rate provided by an applicable income tax treaty.

  Backup Withholding and Information Reporting

        If the notes are held by a non-U.S. holder through the non-U.S. office of a non-U.S. related broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding in certain circumstances, may apply if the notes are held by a non-U.S. holder through a U.S., or U.S.-related, broker or financial institution, or the U.S. office of a non-U.S. broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        The federal tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the exchange of outstanding notes for new notes and the beneficial ownership and disposition of the new notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Switzerland

        The following information is of a general nature only and is based on the laws presently in force in Switzerland. It does not purport to be a comprehensive description of all tax implications that might be relevant to an investment decision. This section describes the principal tax consequences under the laws of Switzerland for non-Swiss investors (i.e., for investors who are not residents of Switzerland and have no permanent establishment situated in Switzerland for Swiss tax purposes) of owning the notes. The tax treatment for each holder depends on the particular situation. All investors and prospective investors are advised to consult with their professional tax advisors as to the respective tax consequences of the purchase, ownership and disposition of notes.

  Swiss Income and Wealth Tax

        Holders of notes who are not residents of Switzerland and have no permanent establishment situated in Switzerland to which the notes are attributable or to which the notes belong will not be subject to any Swiss federal, cantonal or communal corporate or individual income and capital or wealth tax or capital gains tax on the holding and disposition of the notes.

  Issuance Stamp Tax

        Based on the intended use of proceeds, no Swiss issuance stamp tax will be applicable to the notes at the time of issuance.

  Withholding Tax

        Based on the intended use of proceeds, we are assuming that the payment of interest on and the redemption of the notes will not be subject to Swiss withholding tax.

  Securities Turnover Tax

        The sale or purchase of the notes will not be subject to Swiss turnover tax if the duration of the notes is less than one year. If the duration of the notes is more than one year, a sale or purchase of the notes may be subject to Swiss turnover tax if carried out through a Swiss securities dealer (as defined in the Swiss Stamp Tax Act) or if a Swiss securities dealer is a party to the transaction. The Swiss securities dealer will usually impose half of the turnover tax of 0.3% on every contractual partner that is not a Swiss securities dealer unless the counterparties qualify for an exemption from Swiss turnover tax. No securities turnover tax will be imposed, however, on transactions not carried out through a Swiss securities dealer or to which no Swiss securities dealer is a party. Tyco International is not currently a Swiss securities dealer under the Swiss Federal Tax Act but does expect to become one.

UNDERWRITING

        We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the principal amount of the notes indicated in the following table. Banc of America Securities LLC and J.P. Morgan Securities Inc. are acting as the representatives of the underwriters.

Underwriters	Principal Amount of Notes
Banc of America Securities LLC	$
J.P. Morgan Securities Inc.

Total	$

        The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to            % of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to            % of the principal amount of the notes. If all the notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

        The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        The notes are being offered for sale in the United States and may be offered for sale in jurisdictions outside the United States, subject to applicable law.

        Each of the underwriters has agreed that it will not offer, sell or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will to the best knowledge and belief of such underwriter result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on us except as set forth in the underwriting agreement.

United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(I)(e) of the Prospectus Directive ("Qualified Investors") that are also (i) investment professionals falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49 (2)(a) to (d) of the Order (all such persons together being referred to as "Relevant Persons"). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

European Economic Area

        In relation to each Member State of the European Economic Area (Iceland, Norway and Liechtenstein, in addition to the member states of the European Union) which has implemented the Prospectus Directive (each a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

  •
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $            .

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933; or under certain circumstances to contribute to payments which the underwriters may be required to make in that respect.

        Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

VALIDITY OF THE SECURITIES

        The validity of the notes and the guarantees will be passed upon for Tyco and TIFSA by Gibson, Dunn & Crutcher LLP, New York, New York, counsel to Tyco and TIFSA. Certain matters under the laws of Switzerland related to the guarantee will be passed upon for Tyco International by Vischer, counsel to Tyco International. Certain matters under the laws of Luxembourg related to the notes will be passed upon by Allen & Overy Luxembourg, Luxembourg counsel to TIFSA. The validity of the notes and the guarantee will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated by reference into this prospectus supplement from the Company's Annual Report on Form 10-K for the year ended September 26, 2008, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and:

        (1)   which report on the consolidated financial statements and financial statement schedule expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs referring to a) effective September 29, 2007 the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, b) the Company changed the depreciation method and estimated useful life used to account for pooled subscriber system assets and related deferred revenue from the straight-line method with lives ranging from 10 to 14 years to an accelerated method with lives up to 15 years effective as of the beginning of the fiscal third quarter of 2007, c) the Company adopted the recognition and related disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R) effective September 28, 2007, and d) the Company adopted Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 effective September 29, 2006, and

        (2)   which report on the effectiveness of the Company's internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company's internal controls over financial reporting because of a material weakness.

        Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

TYCO INTERNATIONAL LTD.
TYCO INTERNATIONAL FINANCE S.A.

Debt Securities
Registered Shares
Purchase Contracts
Warrants
Units
Guarantees of Debt Securities

        We may offer from time to time:

  •
  senior or subordinated debt securities of Tyco International Finance S.A.;

  •
  registered shares of Tyco International Ltd.;

  •
  contracts for the purchase of debt or equity securities of Tyco International Ltd., Tyco International Finance S.A. or of third parties;

  •
  warrants for debt or equity securities of Tyco International Ltd., Tyco International Finance S.A. or of third parties;

  •
  units consisting of one or more debt securities or other securities; and

  •
  guarantees by Tyco International Ltd. of debt securities.

        We will provide the specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

        The registered shares of Tyco International Ltd. are listed on the New York Stock Exchange under the ticker symbol "TYC."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated May 1, 2009

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.

        We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC's Web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

        Unless we have indicated otherwise, references in this prospectus to "Tyco International" are only to Tyco International Ltd., a Swiss corporation, references to "Tyco," "we," "us" and "our" or similar terms are to Tyco International and its consolidated subsidiaries and references to "TIFSA" are to Tyco International Finance S.A., a Luxembourg public limited liability company (société anonyme).

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC's Web site (http://www.sec.gov).

        The SEC's Web site contains reports, proxy statements and other information regarding issuers, like Tyco, that file electronically with the SEC. You may find Tyco's reports, proxy statements and other information at the SEC Web site. In addition, you can obtain reports and proxy statements and other information about Tyco at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We maintain a Web site on the Internet at http://www.tyco.com. We make available free of charge, on or through our Web site, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this prospectus.

 INCORPORATION BY REFERENCE

        Tyco International Finance S.A. and Tyco International Ltd. "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained in this prospectus, in a supplement to this prospectus or a subsequently filed document that is incorporated by reference. This prospectus incorporates by reference the documents set forth below, which Tyco International Ltd. has filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for current reports on Form 8-K containing only disclosure furnished under Items 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K.

  •
  Annual Report on Form 10-K for the fiscal year ended September 26, 2008, filed on November 19, 2008 (including the portions of our Proxy Statement on Schedule 14A, filed on January 16, 2009, incorporated by reference therein);

  •
  Quarterly Report on Form 10-Q for the quarter ended December 26, 2008 filed February 5, 2009;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 27, 2009 filed April 30, 2009;

  •
  Current Reports on Form 8-K filed on October 8, 2008; December 10, 2008; December 11, 2008; December 19, 2008; January 9, 2009; February 3, 2009 and March 17, 2009; and

  •
  Current Report on Form 8-K12G3 filed on March 17, 2009.

        Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.

        We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus, any prospectus supplement and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Tyco International Ltd., Freier Platz 10, 8200 Schaffhausen, Switzerland, or by telephone at the following telephone number: +41 52 633 02 44.

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus or incorporated by reference into this prospectus are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "project" and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in press releases, written statements or other documents filed with the SEC, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product expansion, backlog, the consummation and benefits of acquisitions and divestitures or other matters, as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward-looking statements include, among other things:

  •
  overall economic and business conditions;

  •
  the demand for our goods and services;

  •
  competitive factors in the industries in which we compete;

  •
  changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);

  •
  results and consequences of our internal investigations and governmental investigations concerning our governance, management, internal controls and operations including its business operations outside the United States;

  •
  the outcome of litigation and governmental proceedings;

  •
  effect of income tax audit settlements;

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  the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures;

  •
  our ability to operate within the limitations imposed by financing arrangements and to maintain our credit ratings;

  •
  interest rate fluctuations and other changes in borrowing costs;

  •
  other capital market conditions, including availability of funding sources and currency exchange rate fluctuations;

  •
  availability of and fluctuations in the prices of key raw materials, including steel and copper;

  •
  economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders;

  •
  the ability to achieve cost savings in connection with our strategic restructuring and Six Sigma initiatives;

  •
  potential further impairment of our goodwill and/or our long-lived assets;

  •
  the impact of fluctuations in the price of our registered shares;

  •
  risks associated with our change in our place of incorporation from Bermuda to Switzerland, including the possibility of reduced flexibility with respect to certain aspects of capital management and the potential for additional regulatory burdens;

  •
  changes in U.S. and non-U.S. government laws and regulations;

  •
  the possible effects on us of pending and future legislation in the United States that may limit or eliminate potential U.S. tax benefits resulting from our jurisdiction of incorporation, or deny U.S. government contracts to us based upon our jurisdiction of incorporation;

  •
  the possibility that the tax and financial expectations resulting from our change of domicile may not materialize or might change; and

  •
  Swiss corporate governance and regulatory schemes could prove different or more challenging than currently expected.

        The risk factors incorporated into this document by reference could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

ABOUT THE ISSUERS

Tyco International Ltd.

        Tyco is a diversified, global company that provides vital products and services to customers in more than 60 countries. We are a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. We report financial and operating information in the following five segments:

  •
  ADT Worldwide designs, sells, installs, services and monitors electronic security systems to residential, commercial, industrial and governmental customers.

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  Flow Control designs, manufactures, sells and services valves, pipes, fittings, valve automation and heat tracing products for the water and wastewater markets, the oil, gas and other energy markets along with general process industries.

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  Fire Protection Services designs, sells, installs and services fire detection and fire suppression systems to commercial, industrial and governmental customers.

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  Electrical and Metal Products designs, manufactures and sells steel tubing and pipe products, as well as cable products, including pre-wired armored cable and flexible conduit products for commercial construction.

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  Safety Products designs, manufactures and sells fire protection, security and life safety products, including fire suppression products, breathing apparatus, intrusion security, access control and video management systems. In addition, Safety Products manufactures products installed and serviced by ADT Worldwide and Fire Protection Services.

        We also provide general corporate services to our segments and these costs are reported as Corporate and Other.

        Tyco International Ltd. is a Swiss corporation. Its registered and principal office is located at Freier Platz 10, 8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 52 633 02 44. Its management office in the United States is located at 9 Roszel Road, Princeton, New Jersey 08540.

Tyco International Finance S.A.

        Tyco International Finance S.A., or TIFSA, a Luxembourg public limited liability company (société anonyme), is a wholly-owned subsidiary of Tyco International Ltd. TIFSA's registered and principal offices are located at 29 Avenue de la Porte-Neuve L-2227 Luxembourg and registered with the Luxembourg Trade and Companies Register under the number B 123.550. Its telephone number at that address is (352) 266-378-41. TIFSA is a holding company established to directly and indirectly own substantially all of the operating subsidiaries of Tyco International, to issue the notes and to perform treasury operations for Tyco. Otherwise, it conducts no independent business.

Change of Domicile by Tyco International Ltd.

        Tyco International previously operated as an exempt company incorporated under the laws of Bermuda. Effective March 17, 2009, Tyco International discontinued its existence as a Bermuda corporation as provided in Section 132G of The Companies Act 1981 of Bermuda and, according to article 161 of the Swiss Federal Code on International Private Law, continued its existence under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation. Tyco International is now governed by its Swiss articles of association and Swiss organizational regulations. The change of domicile did not result in any material change to our business, management, assets, liabilities or net worth.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchase of registered shares, capital expenditures and investments in our subsidiaries.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, minority interest, and cumulative effect of accounting changes, fixed charges, and amortization of capitalized interest. Fixed charges consist of interest expense (before interest is capitalized), amortization of debt premiums and discounts, capitalized expenses related to indebtedness, and one-third of rent expense, which represents an appropriate interest factor on operating leases. Fixed charges represent amounts relating to continuing operations.

	For The Six Months Ended			Fiscal
	March 27, 2009		March 28, 2008	2008	2007		2006	2005	2004
Ratio of earnings to fixed charges	—	(1)	3.76	3.67	—	(2)	3.73	2.30	1.80

(1)
In the six months ended March 27, 2009, fixed charges exceeded earnings by $2,259 million.

(2)
In fiscal 2007, fixed charges exceeded earnings by $2,199 million.

DESCRIPTION OF DEBT SECURITIES
AND GUARANTEE OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        Tyco International Finance S.A., or TIFSA, is the issuer of the applicable series of debt securities and references to TIFSA in this description do not, unless the context otherwise indicates, include any of its respective subsidiaries. References to Tyco International in this description refer to Tyco International Ltd., not including its combined subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

        The debt securities that we offer will be either senior debt securities or subordinated debt securities. TIFSA will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between TIFSA and the trustee named in the applicable prospectus supplement. TIFSA will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between TIFSA and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.

        The senior debt securities will be unsubordinated obligations of TIFSA. They will rank equally with each other and all of TIFSA's other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of TIFSA's senior debt. See "Subordination of Subordinated Debt Securities." The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of TIFSA's outstanding debt that would rank senior to the subordinated debt securities.

        Debt securities issued by TIFSA will be fully and unconditionally guaranteed by Tyco International. The debt securities will not be guaranteed by, and therefore will not constitute obligations of, TIFSA's subsidiaries. Creditors of TIFSA's subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of a subsidiary are likely to be paid in full before any distribution is made to TIFSA and holders of its debt securities, except to the extent that TIFSA is itself recognized as a creditor of that subsidiary, in which case TIFSA's claims would still be subordinate to any security interests in the assets of the subsidiary and any debt of the subsidiary senior to that held by TIFSA.

        The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

        Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

  •
  the title of the debt securities;

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  any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

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  the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

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  the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

  •
  any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

  •
  the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of TIFSA;

  •
  the obligation, if any, of TIFSA to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

  •
  the form of the debt securities of the series including the form of the trustee's certificate of authentication for such series;

  •
  if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

  •
  the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

  •
  if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

  •
  the terms of any repurchase or remarketing rights;

  •
  if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

  •
  whether the debt securities of the series will be convertible into or exchangeable for other debt securities, registered shares or other securities of any kind of Tyco International or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at TIFSA's option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

  •
  any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

  •
  any provisions granting special rights to holders when a specified event occurs;

  •
  if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

  •
  whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

  •
  with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

  •
  whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

  •
  if the debt securities are subordinated debt securities, the subordination terms of the debt securities and the related guarantee; and

  •
  any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

        We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

        Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

        The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

        TIFSA will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to TIFSA's other indebtedness. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

  •
  the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Tyco Guarantee

        Tyco International will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on any debt securities issued by TIFSA, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise. A guarantee of subordinated debt securities will be subordinated to the other obligations of Tyco International. The guarantee provides that in the event of a default in payment on a debt security, the holder of the debt security may institute legal proceedings directly against Tyco International to enforce the guarantee without first proceeding against TIFSA.

Redemption at TIFSA's Option

        If specified in the applicable prospectus supplement, TIFSA may redeem the debt securities of any series, as a whole or in part, at TIFSA's option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If TIFSA redeems the debt securities of any series, TIFSA also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.

Redemption Upon Changes in Withholding Taxes

        TIFSA may redeem all, but not less than all, of the debt securities of any series under the following conditions:

  •
  If there is an amendment to, or change in, the laws or regulations of Luxembourg, Switzerland or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a "Taxing Jurisdiction"), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action or such holding is with respect to TIFSA or Tyco International;

  •
  As a result of such amendment or change, TIFSA or Tyco International becomes, or there is a material probability that TIFSA or Tyco International will become, obligated to pay Additional Amounts, as defined below in "Payment of Additional Amounts," on the next payment date with respect to the debt securities of such series;

  •
  The obligation to pay Additional Amounts cannot be avoided through TIFSA's or Tyco International's commercially reasonable measures;

  •
  TIFSA delivers to the trustee:

  •
  a certificate of TIFSA or Tyco International, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by TIFSA or Tyco International, as the case may be, taking commercially reasonable measures available to it; and

  •
  a written opinion of independent legal counsel to TIFSA or Tyco International, as the case may be, of recognized standing to the effect that TIFSA or Tyco International, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that TIFSA or Tyco International, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

  •
  Following the delivery of the certificate and opinion described in the previous bullet point, TIFSA provides notice of redemption not less than 30 days, but not more than 90 days, prior to the date of redemption. The notice of redemption cannot be given more than 90 days before the earliest date on which TIFSA or Tyco International would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

        Upon the occurrence of each of the bullet points above, TIFSA may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Notice of Redemption

        Notice of any redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of debt securities of a series to be redeemed. If TIFSA elects to redeem a portion but not all of such debt securities, the trustee will select the debt securities to be redeemed in accordance with a method determined by TIFSA, in such manner as complies with applicable legal and stock exchange requirements, if any.

        Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless TIFSA defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.

        If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Payment of Additional Amounts

        Unless otherwise required by law, neither TIFSA nor Tyco International will deduct or withhold from payments made by TIFSA or Tyco International under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction ("Taxes"). In the event that TIFSA or Tyco International is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, TIFSA or Tyco International, as the case may be, will pay such additional amounts ("Additional Amounts") so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

        Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder's mere ownership of the securities or for or on account of:

  •
  any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

  •
  is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

  •
  has or had any present or former connection (other than the mere fact of ownership of such securities) with the Taxing Jurisdiction imposing such taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof;

  •
  with respect to any withholding taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax; or

  •
  owns or owned 10% or more of the total combined voting power of all classes of stock of TIFSA or Tyco International;

  •
  any estate, inheritance, gift, sales, transfer, excise or personal property Taxes imposed with respect to the securities, except as otherwise provided in the indenture;

  •
  any Taxes imposed solely as a result of the presentation of such debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had such debt securities been presented for payment on any date during such 30-day period;

  •
  any Taxes imposed solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

  •
  with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

  •
  any Taxes that are payable by any method other than withholding or deduction by TIFSA or Tyco International or any paying agent from payments in respect of such securities;

  •
  any Taxes required to be withheld by any paying agent from any payment in respect of any securities if such payment can be made without such withholding by at least one other paying agent;

  •
  any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003 on the taxation of savings income in the form of interest payments (or any amendment thereof), or any law implementing or complying with, or introduced in order to conform to, that Directive (or the Luxembourg Law of December 23, 2005 (as amended);

  •
  any withholding or deduction for Taxes which would not have been imposed if the relevant Securities had been presented to another paying agent in a Member State of the European Union; or

  •
  any combination of the above conditions.

        Additional Amounts will not be payable to or for the account of any holder of securities or holder of a beneficial interest in such securities if such payment would not be subject to such withholding or deduction of Taxes but for the failure of such holder or holder of a beneficial interest in such securities to make a valid declaration of non-residence or other similar claim for exemption or to provide a certificate declaring its non-residence, if TIFSA were treated as a domestic corporation under United States federal income tax and if (x) the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 60 days prior to the first payment date with respect to which Tyco International or TIFSA shall apply this paragraph, Tyco International or TIFSA shall have notified all holders of securities in writing that they shall be required to provide such declaration or claim.

        Additional Amounts also will not be payable to any holder of securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder if such security or holder of such beneficial interests of such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

        Each of TIFSA and Tyco International, as applicable, also:

  •
  will make such withholding or deduction of Taxes;

  •
  will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

  •
  will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

  •
  upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by TIFSA or Tyco International or if, notwithstanding TIFSA's or Tyco International's efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

        At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if TIFSA or Tyco International will be obligated to pay Additional Amounts with respect to such payment, TIFSA or Tyco International will deliver to the trustee an officer's certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

        In addition, TIFSA will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

        The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which TIFSA, Tyco International or any successor to TIFSA or Tyco International, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

        Whenever in an indenture, any debt securities, any guarantee or in this "Description of Debt Securities and Guarantee of Debt Securities" there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Affirmative Covenants

        Under the indenture:

  •
  TIFSA will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the debt securities;

  •
  TIFSA will maintain an office or agency where securities may be presented or surrendered for payment; and

  •
  Tyco International and TIFSA will furnish to the trustee on or before March 31 of each year a certificate executed by the principal executive, financial or accounting officer of each of Tyco International and TIFSA on their respective behalf as to such officer's knowledge of Tyco International's or TIFSA's, as the case may be, compliance with all covenants and agreements under the indenture required to be complied with by Tyco International and TIFSA, respectively.

Reports by TIFSA

        So long as any debt securities are outstanding, TIFSA shall file with the trustee, within 15 days after Tyco International files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) ("SEC Reports") that Tyco International may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. TIFSA shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including TIFSA's compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer's certificates).

Limitation on Tyco International's and TIFSA's Ability to Consolidate, Merge and Sell Assets

        Each of Tyco International and TIFSA covenants that it will not merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person, unless:

        (1)   either Tyco International or TIFSA, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance substantially all the assets of Tyco International or TIFSA, as the case may be (if other than Tyco International or TIFSA, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the debt securities or the obligations under the guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the indenture to be performed or observed by Tyco International or TIFSA, as the case may be, by supplemental indenture reasonably satisfactory to the trustee, executed and delivered to the trustee by such person, and (B) is an entity treated as a "corporation" for U.S. tax purposes or Tyco International or TIFSA, as the case may be, and obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee, which counsel shall include Gibson, Dunn & Crutcher LLP, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

        (2)   no Event of Default (as defined below) and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

        TIFSA shall deliver to the trustee prior to the consummation of the proposed transaction an officer's certificate to the forgoing effect and an opinion of counsel stating that the proposed transaction and any such supplemental indenture comply with the indenture.

Events of Default

        With respect to debt securities of a particular series, an "Event of Default" means any one or more of the following events that has occurred and is continuing, except with respect to any series of securities for which the supplemental indenture or resolution of the board of directors under which such series of securities is issued or the form of security for such series expressly provides that any such Event of Default shall not apply to such series of securities:

  •
  default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

  •
  default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

  •
  default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the securities of such series;

  •
  default in the performance, or breach, of any covenant or agreement of Tyco or TIFSA in respect of the debt securities of such series and the related guarantee (other than a default or breach that is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Tyco International and TIFSA by the trustee or to Tyco International, TIFSA and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series issued under the indenture affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the indenture;

  •
  the guarantee with respect to the securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by Tyco International or TIFSA not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee;

  •
  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of TIFSA or Tyco International in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of TIFSA or Tyco International or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

  •
  TIFSA or Tyco International shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of TIFSA or Tyco International or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

  •
  any other Event of Default provided in the supplemental indenture or resolution of the board of directors under which such series of securities is issued or in the form of security for such series.

        If an Event of Default shall have occurred and be continuing in respect of the securities of a series, in each and every case, unless the principal of all the securities of the series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the securities of such series then outstanding, by notice in writing to Tyco International and TIFSA, and to the trustee if given by such holders, may declare the unpaid principal of all the securities of that series to be due and payable immediately.

        The holders of a majority in aggregate principal amount of securities of any series, by written notice to Tyco International and TIFSA and the trustee, may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the securities of that series as and when the same shall become due by the terms of such securities. Upon any such waiver, the default covered thereby and any Event of Default arising therefrom shall be deemed to be cured for all purposes of the indenture.

        The holders of a majority in aggregate principal amount of the outstanding securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of securities of any other outstanding series of debt securities. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer or responsible officers of the trustee, shall determine that the proceeding so directed would involve the trustee in personal liability.

        No holder of any security of any series shall have any right to institute any suit, action or proceeding in equity or at law under the indenture or to appoint a receiver or trustee, or to seek any other remedies under the indenture unless:

  •
  such holder previously shall have given to the trustee written notice of an Event of Default and the continuance thereof specifying such Event of Default;

  •
  the holders of not less than 25% in aggregate principal amount of he securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee;

  •
  such holder or holders shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

  •
  the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and

  •
  during such 60 day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with such request.

        The right of any holder to receive payment of principal of, and premium, if any, and interest on such security or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder.

Modification of the Indenture

        TIFSA, Tyco International and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of securities for one or more of the following purposes:

  •
  to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

  •
  to add an additional obligor on the debt securities or to evidence the succession of another person to Tyco International or TIFSA, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Tyco International or TIFSA, as the case may be, pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add to the covenants of TIFSA for the benefit of the holders of any outstanding series of debt securities or to surrender any of TIFSA's or Tyco International's rights or powers under the indenture;

  •
  to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

  •
  to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to secure the debt securities of any series;

  •
  to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of TIFSA shall apply to such series, to provide which of the Events of Default it shall apply to such series, to provide for the terms and conditions upon which the guarantee by Tyco International of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

  •
  to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture; or

  •
  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

        In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, Tyco International and TIFSA, when authorized by board resolutions, and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

  •
  extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

  •
  reduce the rate of or extend the time for payment of interest on any debt security of any series;

  •
  reduce the premium payable upon the redemption of any debt security;

  •
  make any debt security payable in currency other than that stated in the debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

  •
  modify the subordination provisions applicable to any debt security or the related guarantee in a manner adverse in any material respect to the holder thereof; or

  •
  reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

        A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

        It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Information Concerning the Trustee

        In case an Event of Default with respect to the securities of a series has occurred (that has not been cured or waived), the trustee shall exercise with respect to securities of that series such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. None of the provisions contained in the indenture shall require the trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the indenture or adequate indemnity against such risk is not reasonably assured to it.

        The trustee may resign with respect to one or more series of debt securities by giving a written notice to TIFSA and to the holders of that series of debt securities. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying TIFSA and the trustee. TIFSA may remove the trustee if:

  •
  the trustee has or acquires a "conflicting interest," within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act;

  •
  the trustee fails to comply with the eligibility requirements provided in the indenture and fails to resign after written request therefor by TIFSA or by any such holder in accordance with the indenture; or

  •
  the trustee becomes incapable of acting, or is adjudged to be bankrupt or insolvent, or commences a voluntary bankruptcy proceeding, or a receiver of the trustee or of its property is appointed or consented to, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

        If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, TIFSA will appoint a successor trustee in accordance with the provisions of the indenture.

        A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee's acceptance of the appointment as provided in the indenture.

Payment and Paying Agents

        The interest installment on any security that is payable, and is punctually paid or duly provided for, on the fixed date on which an installment of interest with respect to securities of that series is due and payable, shall be paid to the person in whose name such security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest installment.

        TIFSA, upon notice to the trustee, may appoint one or more paying agents, other than the trustee, for all or any series of the debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by TIFSA. If TIFSA does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series. TIFSA or any of its subsidiaries may act as paying agent upon written notice to the trustee.

        All funds paid by Tyco International or TIFSA to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the debt securities which remains unclaimed for at least one year after such principal, premium, if any, or interest has become due and payable will be repaid to Tyco International or TIFSA, as the case may be, and the holder of the debt securities thereafter may look only to Tyco International and TIFSA for payment thereof.

Governing Law

        The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

Satisfaction and Discharge of Indenture

        The indenture shall cease to be of further effect with respect to a series if securities if, at any time:

        (a)   Tyco International or TIFSA have delivered or have caused to be delivered to the trustee for cancellation all securities of a series theretofore authenticated, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, and securities for whose payment funds or governmental obligations have theretofore been deposited in trust or segregated and held in trust by Tyco International or TIFSA and thereupon repaid to Tyco International or TIFSA or discharged from such trust, as provided in the indenture; or

        (b)   all such securities of a particular series not theretofore delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and Tyco International or TIFSA shall irrevocably deposit or cause to be deposited with the trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all securities of such series not theretofore delivered to the trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case Tyco International or TIFSA shall also pay or cause to be paid all other sums payable hereunder with respect to such series by TIFSA.

        Notwithstanding the above, TIFSA may not be discharged from the following obligations, which will survive until the date of maturity or the redemption date for the applicable series of debt securities:

  •
  to make any interest or principal payments that may be required;

  •
  to register the transfer or exchange of the debt securities of the series;

  •
  to execute and authenticate the debt securities;

  •
  to replace stolen, lost or mutilated debt securities;

  •
  to maintain an office or agency;

  •
  to maintain paying agencies; and

  •
  to appoint new trustees as required.

        TIFSA also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:

  •
  to compensate and reimburse the trustee in accordance with the terms of the indenture;

  •
  to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required; and

  •
  to withhold or deduct taxes as provided in the indenture.

Defeasance and Discharge of Obligations

        TIFSA's and Tyco International's obligations with respect to the debt securities of any series will be discharged upon compliance with the conditions under the caption "Covenant Defeasance" if, with respect to all debt securities of that particular series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described above under "Satisfaction and Discharge of Indenture," such debt securities have been paid by Tyco International or TIFSA by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all such outstanding debt securities of that series, such deposit to include:

  •
  principal;

  •
  premium, if any;

  •
  interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and

  •
  all other payments due under the terms of the indenture with respect to the debt securities of such series.

        Notwithstanding the above, TIFSA and Tyco International, to the extent applicable to each, may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for the applicable series of debt securities:

  •
  to make any interest or principal payments that may be required;

  •
  to register the transfer or exchange of the debt securities of such series;

  •
  to execute and authenticate the debt securities;

  •
  to replace stolen, lost or mutilated debt securities;

  •
  to maintain an office or agency;

  •
  to maintain paying agencies; and

  •
  to appoint new trustees as required.

        TIFSA also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:

  •
  to compensate and reimburse the trustee in accordance with the terms of the indenture;

  •
  to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required;

  •
  to withhold or deduct taxes as provided in the indenture.

Covenant Defeasance

        Upon compliance with specified conditions, TIFSA and Tyco International will not be required to comply with some covenants contained in the indenture and the supplemental indenture, and any omission to comply with the obligations will not constitute a default or Event of Default relating to the applicable series of debt securities, or, if applicable, TIFSA's and Tyco International's obligations with respect to the applicable series of debt securities will be discharged. These conditions are:

  •
  Tyco International or TIFSA irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and Tyco International or the TIFSA, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient to pay principal of, premium, if any, and interest on the outstanding securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it hereunder, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to the securities of such series;

  •
  Tyco International or TIFSA, as the case may be, delivers to the trustee an officer's certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

  •
  no Event of Default described in the first, second, third, fifth, sixth or seventh bullet points in the first paragraph under the caption "Events of Default" shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;

  •
  Tyco International or TIFSA, as the case may be, shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of the securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of Tyco International's or TIFSA's exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

  •
  such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

  •
  such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on Tyco International or TIFSA pursuant to the indenture.

Book-Entry, Delivery and Form

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a "Debt Depository") identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

        We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and that such global securities will be registered in the name of Cede & Co., DTC's nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC.

Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers' securities accounts in the depositaries' names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security and TIFSA does not appoint a successor depositary within 90 days after receiving that notice;

  •
  at any time DTC ceases to be a clearing agency registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and TIFSA does not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

  •
  TIFSA determines that that global security will be exchangeable for definitive securities in registered form and notifies the trustee of its decision.

        A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

        We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

  •
  any aspect of DTC' s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

  •
  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC' s records relating to those beneficial ownership interests.

        DTC has advised us that its current practice is to credit participants' accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC's records, upon DTC's receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

  DTC

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner's account.

        We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act.

        DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

        DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  Clearstream

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream's U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

  Euroclear

        Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V., or the Euroclear Operator, under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

        Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF REGISTERED SHARES

        The following description of the material terms of Tyco International's registered shares is based on the provisions of our Swiss articles of association and organizational regulations, which became effective March 17, 2009 upon our change of domicile from Bermuda to Switzerland. This description is not complete and is subject to the applicable provisions of Swiss law and Tyco International's articles of association and organizational regulations, which are filed as exhibits to the registration statement related to this prospectus. The transfer agent and registrar for Tyco International's registered shares is Mellon Investor Services LLC. Tyco International's registered shares are listed on the New York Stock Exchange under the ticker symbol "TYC."

Capital Structure

  Issued Share Capital

        We have one class of share capital, denominated as registered shares. As of March 17, 2009, we had issued 479,295,101 registered shares with a nominal value per share of CHF 8.53, including approximately 6.0 million treasury shares.

  Authorized Share Capital

        Our board of directors is authorized to issue new registered shares at any time on or before March 12, 2011 and thereby increase the share capital, without shareholder approval, by a maximum amount of CHF 2,044,193,601.50 by issuing a maximum of 239,647,550 fully paid up shares with a par value of CHF 8.53 each. During each two-year period subsequent to March 12, 2011, authorized share capital will be available to our board of directors for issuance of additional registered shares only if authorized by shareholders.

        Our board of directors will determine the time of the issuance, the issue price, the manner in which the new registered shares have to be paid, the date from which the new registered shares carry the right to dividends and, subject to the provisions of our articles of association, the conditions for the exercise of preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised. Our board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or registered shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of Tyco International.

        In an authorized capital increase, our shareholders would have preemptive rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. Our board of directors, however, may withdraw or limit these preemptive rights in certain circumstances as set forth in our articles of association. For further details on these circumstances, see "Preemptive Rights and Advance Subscription Rights."

  Conditional Share Capital for Financing Purposes

        Our articles of association provide for a conditional capital that allows our board of directors to increase share capital by up to CHF 408,838,720.30 through the issue of a maximum of 47,929,510 registered shares, payable in full, each with a nominal value of CHF 8.53 without obtaining additional shareholder approval. These registered shares may be issued through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by Tyco International, one of its subsidiaries, or any of their respective predecessors.

        In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for our registered shares, our board of directors may withdraw or limit the advance subscription rights of shareholders in certain circumstances. See "Preemptive Rights and Advance Subscription Rights".

  Conditional Share Capital for Employee Participation Purposes

        Our articles of association provide for conditional capital that allows our board of directors to increase share capital by up to CHF 408,838,720.30 through the issue of a maximum of 47,929,510 registered shares, payable in full, each with a nominal value of CHF 8.53 without obtaining additional shareholder approval. These registered shares may be issued in connection with the issuance of registered shares, options or other share-based awards to directors, officers, employees and other persons providing services to us or one of our subsidiaries. Shareholders do not have preemptive rights with respect to registered shares issued to directors, employees, contractors, consultants or other persons providing services to Tyco International or any of our subsidiaries.

  Other Classes or Series of Shares

        Our board of directors may not create shares with increased voting powers without an authorizing resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Our board of directors may create preferred stock with the vote of a majority of the voting rights represented at a general meeting.

Preemptive Rights and Advance Subscription Rights

        Under the Swiss Code of Obligations, which we call the Swiss Code, the prior approval of a general meeting of shareholders generally is required to authorize the issuance of registered shares or rights to subscribe for, or convert into, registered shares. In addition, shareholders have preemptive rights in relation to such registered shares or rights in proportion to the respective par values of their holdings. With the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at the general meeting, shareholders may withdraw or limit the preemptive rights for valid reasons, such as a merger, an acquisition or any of the reasons authorizing our board of directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized capital increase as described below.

        If the general meeting of shareholders has approved the creation of authorized or conditional capital, it thereby delegates the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to our board of directors. Our articles of association provide for this delegation with respect to our authorized and conditional share capital in the circumstances described below under "Rights with Respect to Authorized Share Capital" and "Rights with Respect to Conditional Share Capital."

  Rights with Respect to Authorized Share Capital

        Our board of directors is authorized to withdraw or limit the preemptive rights with respect to the issuance of registered shares from authorized capital:

  •
  if the issue price of the new registered shares is determined by reference to the market price;

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  if the registered shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions or the financing of new investment plans;

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  if the registered shares are issued in connection with the intended broadening of the shareholder constituency in certain financial or investor markets, for the purposes of the participation of strategic partners or in connection with the listing of the registered shares on domestic or foreign stock exchanges;

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  in connection with a placement or sale of registered shares, the grant of an over-allotment option of up to 20% of the total number of registered shares in a placement or sale of registered shares to the initial purchasers or underwriters;

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  for the participation of directors, employees, contractors, consultants and other persons performing services for our benefit; or

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  either following a shareholder or group of shareholders acting in concert having acquired in excess of 15% of the share capital recorded in the commercial register without having submitted a takeover proposal to shareholders that is recommended by the board of directors or for purposes of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which our board of directors, upon consultation with an independent financial adviser, has not recommended acceptance to the shareholders.

  Rights with Respect to Conditional Share Capital

        In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for our registered shares, shareholders do not have preemptive rights, and our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to registered shares issued from our conditional share capital if the issuance is for purposes of the acquisition of an enterprise or business or the financing or refinancing of any such transactions, or if the issuance occurs in national or international capital markets or through a private placement.

        If the advance subscription rights are withdrawn or limited:

  •
  the respective financial instruments or contractual obligations will be issued or entered into at market conditions;

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  the conversion, exchange or exercise price, if any, for instruments or obligations will be set with reference to the market conditions prevailing at the date on which the instruments or obligations are issued or entered into; and

  •
  the instruments or obligations may be converted, exercised or exchanged during a maximum period of 30 years.

        Preemptive rights and the advance subscription rights are excluded with respect to registered shares issued from our conditional share capital to directors, officers, employees and other persons providing services to Tyco International or any of our subsidiaries.

Dividends

        Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from the previous fiscal year, or if the corporation has freely distributable reserves, each as presented on the audited annual parent company statutory balance sheet. Payments out of the registered share capital—the aggregate par value of a company's registered share capital—must be made by way of a capital reduction. See "Reduction of Share Capital". Contributed surplus qualifies as freely distributable reserves and may be paid out as dividends to shareholders to the extent permissible under the Swiss Code. The affirmative vote of shareholders holding a majority of the registered shares represented at a general meeting must approve reserve reclassifications and distributions of dividends. Our board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend.

        Under the Swiss Code, if our general reserves amount to less than 20% of the share capital recorded in the commercial register, then at least 5% of our annual profit must be retained as general reserves. We allocated the full 20% to a general reserve on our unconsolidated parent company statutory balance sheet in connection with the Change of Domicile. The Swiss Code and our articles of association permit us to accrue additional general reserves. In addition, we are required to create a special reserve on our parent company annual statutory balance sheet in the amount of the purchase price of registered shares we or any of our subsidiaries repurchase, and this amount may not be used for dividends or subsequent repurchases.

        Swiss corporations generally must maintain a separate parent company "statutory" balance sheet for the purpose of determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. A special audit report must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and our articles of association.

        We will be required under Swiss law to declare any dividends out of registered share capital in Swiss francs. We intend to make all dividend payments to holders of our shares in U.S. dollars at the relevant exchange rate in effect shortly before the payment date of the dividend, unless the holders provide notice to our transfer agent that they wish to receive dividend payments in Swiss francs. The transfer agent will be responsible for paying the U.S. dollars or Swiss francs to registered holders of shares, less amounts subject to withholding for taxes. We expect dividend payments made after January 1, 2011 to be made out of contributed surplus and denominated in U.S. dollars.

Repurchases of Registered Shares

        The Swiss Code limits a corporation's ability to hold or repurchase its own registered shares. We and our subsidiaries may only repurchase shares to the extent that sufficient freely distributable reserves (including contributed surplus) are available, as described under "Dividends." The aggregate par value of our registered shares held by us and our subsidiaries may not exceed 10% of our registered share capital. We may repurchase our registered shares beyond the statutory limit of 10%, however, if shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders holding a majority of the registered shares represented at the general meeting. Repurchased registered shares held by us or our subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares.

Reduction of Share Capital

        Capital distributions also may take the form of a distribution of cash or property that results in a reduction of our share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of the registered shares represented at the general meeting. A special audit report must confirm that creditors' claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

General Meetings of Shareholders and Voting Rights

  General Meetings of Shareholders

        The general meeting of shareholders is our supreme corporate body. Ordinary and extraordinary shareholders meetings may be held. The following powers are vested exclusively in the shareholders meeting:

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  adoption and amendment of our articles of association;

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  election of members of the board of directors and the auditor;

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  approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

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  payments of dividends and any other distributions of capital to shareholders, excluding share repurchases below 10% of the registered share capital to the extent that sufficient freely distributable reserves are available;

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  discharge of the members of the board of directors from liability for business conduct during the previous fiscal year to the extent such conduct is known to the shareholders; and

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  any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by the board of directors, unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code.

        Under the Swiss Code and our articles of association, we must hold an annual, ordinary general meeting of shareholders within six months after the end of our fiscal year for the purpose of approving the annual financial statements and the annual business report and the annual election of directors. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who demanded that a shareholders meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders meeting concerning agenda items for which proper notice was not given, except for proposals made during a shareholders meeting to convene an extraordinary shareholders meeting or to initiate a special investigation. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.

        Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere.

        An extraordinary general meeting of shareholders may be called upon the resolution of our board of directors or, under certain circumstances, by the auditor. In addition, our board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the registered shares, specifying the items for the agenda and their proposals, or if it appears from the parent company annual statutory balance sheet that half of our share capital and reserves are not covered by our assets. In the latter case, our board of directors immediately must convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

        Under our articles of association and our organizational regulations, any shareholder in compliance with the legal requirements may request that an item be included on the agenda of a general meeting of shareholders and may nominate one or more directors for election. A request for inclusion of an item on the agenda or a nominee must be in writing, must specify the items and proposals and must be submitted in accordance with certain advance notice procedures.

        Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

        Our annual report and auditor's report must be made available for inspection by the shareholders at our place of incorporation no later than 20 days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

  Voting

        Each registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in the share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Our articles of association contain a provision regarding voting rights that is customary for Swiss companies. This provision provides that, to be able to exercise voting rights, holders of shares must apply to us for enrollment in our share register (Aktienregister) as shareholders with voting rights. Registered holders of shares may obtain the form of declaration from our transfer agent, which currently is BNY Mellon Shareowner Services. In order to exercise their voting rights, shareholders will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in our share register as shareholders with voting rights. Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. Certain exceptions exist with regard to nominees. Legal entities or partnerships or other associations or joint ownership arrangements which are linked through capital ownership or voting rights, through common management or in like manner, as well as individuals, legal entities or partnerships (especially syndicates) which act in concert with intent to evade the entry restrictions are considered as one shareholder or nominee. Failing registration as shareholders with voting rights, shareholders may not participate in or vote at our shareholders' meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders' meeting.

        Treasury shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

        With respect to the election of directors, each holder of registered shares entitled to vote at the election has the right to vote, in person or by proxy, the number of registered shares held by him for as many persons as there are directors to be elected. Directors are elected by the affirmative vote of an absolute majority of the registered shares represented and voting at the general meeting of shareholders. All valid votes cast, including blank votes and abstentions, will be recognized for purposes of establishing the number of votes cast. Our articles of association do not provide for cumulative voting for the election of directors.

        Pursuant to our articles of association, shareholders generally pass resolutions by the affirmative vote of a relative majority of the registered shares represented and voting at the general meeting of shareholders unless otherwise provided by law or our articles of association. Broker non-votes, abstentions and blank and invalid ballots will not be counted for purposes of determining approval of proposals.

        The acting chair may direct that elections be held by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot.

  Supermajority Voting

        The Swiss Code and our articles of association require the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting to approve the following matters:

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  the amendment to or the modification of our corporate purpose;

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  the creation of shares with privileged voting rights;

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  the restriction on the transferability of shares and any amendment in relation thereto;

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  the restriction on the exercise of the right to vote and any amendment in relation thereto;

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  an authorized or conditional increase in the nominal share capital;

  •
  an increase in the nominal share capital through the conversion of capital surplus, through a contribution in kind, or in exchange for an acquisition of assets, or a grant of special privileges;

  •
  the restriction or withdrawal of preemptive rights;

  •
  a change in our place of incorporation;

  •
  the conversion of registered shares into bearer shares and vice versa; and

  •
  our dissolution.

        The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland's Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets, which we refer to as the Merger Act, including a merger, demerger or conversion of a corporation, other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, where an affirmative vote of 90% of the outstanding registered shares is required. Swiss law also may impose this supermajority voting requirement in connection with the sale of "all or substantially all of its assets". See "Other Rights and Share Information—Compulsory Acquisitions; Appraisal Rights."

  Quorum for General Meetings

        According to our articles of association, all resolutions and elections made by the shareholders' meeting require the presence of half plus one of all shares entitled to vote. Abstentions, broker non-votes and blank or invalid ballots will be regarded as present for purposes of establishing a quorum of shareholders. Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in a company's articles of association.

Other Rights and Share Information

  Inspection of Books and Records

        Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss corporation may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company's business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders also may ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders' questions to the extent necessary for the exercise of shareholders' rights and subject to prevailing business secrets or other material interests of the corporation.

  Special Investigation

        If the shareholders' inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder, within 30 calendar days after the general meeting of shareholders, may request the court at our registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board or an officer infringed the law or our articles of association and thereby damaged us or our shareholders. The costs of the investigation generally would be allocated to us and only in exceptional cases to the petitioners.

  Compulsory Acquisitions; Appraisal Rights

        Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least two-thirds of the registered shares and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a "demerger" may take two forms:

  •
  a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

  •
  a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

        If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See "Shareholders Meetings and Voting Rights."

        Swiss corporations may be acquired through the direct acquisition of their share capital. With respect to corporations limited by shares, the Merger Act provides for the possibility of a so-called "cash-out" or "squeeze-out" merger if the acquirer controls 90% of the outstanding registered shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation, for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation. For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that, if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

        In addition, under Swiss law, the sale of the overwhelming part of the corporation's assets may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

  •
  the corporation sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

  •
  the corporation's assets, after the divestment, are not invested in accordance with the corporation's statutory business purpose; and

  •
  the proceeds of the divestment are not earmarked for reinvestment in accordance with the corporation's business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the corporation's business.

        If all of the foregoing apply, a shareholder resolution likely would be required.

  Anti-Takeover Provisions

        Under Swiss law, there generally is no prohibition of business combinations with interested shareholders. In certain circumstances, however, shareholders and members of the board of directors of Swiss corporations, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm's length basis.

        Our articles of association authorize our board of directors to issue shares out of authorized share capital without shareholder approval and without regard for shareholders' preemptive rights if:

  •
  a shareholder or group of shareholders acting in concert acquires in excess of 15% of the share capital recorded in the commercial register; and

  •
  such shareholders or group of shareholders has not submitted a takeover proposal to shareholders that is recommended by the board of directors or for the purpose of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which the board of directors, upon consultation with an independent financial adviser, has not recommended acceptance to the shareholders.

        In addition, our articles of association limit the number of registered shares that may be voted by a single shareholder or group of shareholders acting together to 15% of our registered share capital. For other provisions that could be considered to have an anti-takeover effect see "Preemptive Rights and Advance Subscription Rights" and "Corporate Governance."

  Corporate Governance

        In addition to articles of association, Swiss corporations enact organization rules in the form of organizational regulations which further define the task and duties of the board of directors and executive management. The organizational regulations are enacted and amended by the board of directors.

  Duration; Dissolution; Rights upon Liquidation

        Our duration is unlimited. We may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Dissolution by court order is possible if we become bankrupt, or for cause at the request of shareholders holding at least 10% of our registered share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, subject to Swiss withholding tax requirements.

  Uncertificated Shares

        We are authorized to issue registered shares in certificated or uncertificated form, but intend to issue only uncertificated shares.

  No Sinking Fund

        The registered shares have no sinking fund provisions.

  No Liability for Further Calls or Assessments

        When the registered shares offered hereby are issued, they will be duly and validly issued, fully paid and nonassessable.

  No Redemption and Conversion

        The registered shares are not convertible into shares of any other class or series or subject to redemption either by us or by the holder of the shares.

  Transfer and Registration of Shares

        We have not imposed any restrictions applicable to the transfer of our registered shares. Our share register will initially be kept by BNY Mellon Shareowner Services. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

Limitation of Liability and Indemnification

        Our articles of association provide that we shall indemnify and hold harmless, to the fullest extent permitted by Swiss law, the existing and former members of our board of directors and our officers from and against all threatened, pending or completed actions, suits or proceedings—whether civil, criminal, administrative or investigative—and all costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or by reason of the fact that he is or was a member of our board of directors or one of our officers, or while serving as a member of our board of directors or as one of our officers is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, except that this indemnity does not extend to any matter in which any of person is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the board of directors or officer.

        We may advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise.

        We maintain $250 million of insurance to reimburse the directors and officers of us and our subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of us International or any of our subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by us pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

        We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a specified purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a specified purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of the purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell the securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, equity securities or securities of third parties, including any of our affiliates, or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities. We may offer warrants separately or together with any other securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.

        The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

Warrants

        The prospectus supplement will describe the terms of any warrants being offered, including:

  •
  the title and the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies in which the price of the warrants will be payable;

  •
  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities purchasable upon exercise of the warrants;

  •
  the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of the warrants may be purchased;

  •
  the periods during which, and places at which, the warrants are exercisable;

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  the date or dates on which the warrants shall become exercisable and the date or dates on which the warrants will expire;

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  the terms of any mandatory or optional call provisions;

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  the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

  •
  whether the warrants will be sold separately or with other securities as part of a unit;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  any provisions for the adjustment of the number or amount of securities receivable upon exercise of warrants;

  •
  the identity of the warrant agent;

  •
  the exchanges, if any, on which the warrants may be listed;

  •
  the maximum or minimum number of warrants which may be exercised at any time;

  •
  if applicable, a discussion of any material United States federal income tax considerations;

  •
  whether the warrants shall be issued in book-entry form; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements are not intended to be comprehensive and you should review the detailed provisions of the relevant warrant agreement to be filed with the SEC in connection with the offering of specific warrants for a full description and for other information regarding the warrants.

Significant Provisions of the Warrant Agreements

        The following terms and conditions of the warrant agreement will apply to each warrant, unless otherwise specified in the applicable prospectus supplement:

        Modifications without Consent of Warrant Holders.    We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

  •
  cure any ambiguity;

  •
  cure, correct or supplement any defective or inconsistent provision;

  •
  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect; or

  •
  reduce the exercise price of the warrants.

        Modifications with Consent of Warrant Holders.    We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreements. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrant holder:

  •
  increase the exercise price of the warrants;

  •
  reduce the amount or number receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

  •
  shorten the period of time during which the warrants may be exercised;

  •
  materially and adversely affect the rights of the owners of the warrants; or

  •
  reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

        Consolidation, Merger or Sale of Assets.    If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrants. We will then be relieved of any further obligation under the warrant agreements and the warrants issued thereunder.

        Enforceability of Rights of Warrant Holders.    The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants, without the consent of any other person, may enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other securities, including registered shares, or any other warrant property purchasable upon exercise of the warrants, including the right to receive dividends, if any, or interest on any securities, the right to receive payments on debt securities or any other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

        Registration and Transfer of Warrants.    Subject to the terms of the applicable warrant agreement, warrants in registered definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The registration of transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

        New York Law to Govern.    The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

        We may issue units consisting of one or more debt securities or other securities, including registered shares, purchase contracts, warrants or any combination thereof, as described in a prospectus supplement.

        The applicable prospectus supplement will describe:

  •
  the designation and the terms of the units and of the debt securities, registered shares, purchase contracts and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  any additional terms of the governing unit agreement;

  •
  any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, registered shares, purchase contracts or warrants constituting the units; and

  •
  any applicable United States federal income tax consequences.

        The terms and conditions described under "Description of Debt Securities," "Description of Registered Shares," "Description of Purchase Contracts," "Description of Warrants" and those described under "Significant Provisions of the Unit Agreement" below will apply to each unit and to any debt security, registered share, purchase contract or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

        We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

        The following terms and conditions of the unit agreement will apply to each unit and to any debt security, registered share, purchase contract or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

        Obligations of Unit Holder.    Under the terms of the unit agreement, each owner of a unit will consent to and agree to be bound by the terms of the unit agreement.

        Assumption of Obligations by Transferee.    Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

        Remedies.    Upon the acceleration of the debt securities constituting any units, our obligations also may be accelerated upon the request of the owners of not less than 25% of the affected units, on behalf of all the owners.

        Limitation on Actions by an Individual Holder.    No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner has given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

        If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

        Absence of Protections against All Potential Actions.    There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or other rights that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

        Modification without Consent of Holders.    We and the unit agent may amend the unit agreement without the consent of the holders to:

  •
  cure any ambiguity;

  •
  correct or supplement any defective or inconsistent provision; or

  •
  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

        Modification with Consent of Holders.    We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

  •
  materially and adversely affect the holders' units or the terms of the unit agreement; or

  •
  reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement.

        Modifications of any debt securities included in units may be made only in accordance with the applicable indenture, as described under "Description of Debt Securities—Modification of the Indentures."

        Consolidation, Merger or Sale of Assets.    If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each unit agreement and the units. We will then be relieved of any further obligation under the unit agreements and the units issued thereunder.

        Unit Agreement Not Qualified under Trust Indenture Act.    The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

        Title.    We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

        New York Law to Govern.    The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

 PLAN OF DISTRIBUTION

        We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

        In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

  •
  Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

  •
  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        In connection with Financial Industry Regulatory Authority guidelines, the maximum compensation to the underwriters in connection with the sale of securities pursuant to this prospectus and any accompanying prospectus supplement will not exceed 8% of the total offering price to the public of such securities as set forth on the cover page of each prospectus supplement.

 ENFORCEMENT OF CIVIL LIABILITIES

        TIFSA and Tyco International will consent in the indenture to jurisdiction in the U.S. federal and state courts in The City of New York and to service of process in The City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to the indenture, the notes and the guarantees. Any judgment against TIFSA or Tyco International in respect of the indenture, the notes or the guarantees, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg or Switzerland. Investors should not assume that the courts of Luxembourg or Switzerland would enforce judgments of U.S. courts obtained against TIFSA or Tyco International predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against TIFSA or Tyco International predicated solely upon such laws.

Luxembourg

        TIFSA is incorporated under the laws of Luxembourg. Certain members of TIFSA's board of directors are non-residents of the United States and a substantial portion of TIFSA's assets and the assets of its directors are located outside the United States. As a result, you may not be able to effect a service of process within the United States on TIFSA or on such persons or to enforce in Luxembourg courts judgments obtained against TIFSA or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against TIFSA or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.

        TIFSA has been advised by Allen & Overy Luxembourg, its Luxembourg counsel, that the United States and the Grand-Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment to the president of the District Court (Tribunal d'Arrondissement) pursuant to Section 678 of the New Luxembourg code of Civil Procedure. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

  •
  the U.S. judgment is final and enforceable (executoire) in the United States;

  •
  the jurisdictional ground of the U.S. court is founded according to Luxembourg private international law rules and to the applicable domestic U.S. federal or state jurisdiction rules;

  •
  the U.S. court has applied to the dispute the substantive law which would have been applied by Luxembourg courts;

  •
  the U.S. court has acted in accordance with its own procedural laws;

  •
  the U.S. judgment must not have violated the right of the defendant to present a defense;

  •
  the principles of natural justice have been complied with; and

  •
  the U.S. judgment does not contravene Luxembourg international public policy. In practice, Luxembourg courts tend not to review the merits of a U.S. judgment.

Switzerland

        Tyco International is a corporation organized under the laws of Switzerland. Certain members of Tyco International's board of directors are non-residents of the United States, and a substantial portion of Tyco International's assets and the assets of its directors are located outside the United States. Additionally, a substantial majority of Tyco International's directly held assets consist of shares in TIFSA. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:

  •
  effect service within the United States upon Tyco International or its directors and officers located outside the United States;

  •
  enforce judgments obtained against those persons in U.S. courts or in courts in jurisdictions outside the United States; and

  •
  enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal or state securities laws.

        Tyco has been advised by its legal advisors that the United States and Switzerland do not currently have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

  •
  the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

  •
  the judgment of such foreign court has become final and non-appealable;

  •
  the judgment does not contravene Swiss public policy;

  •
  the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

  •
  no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or that it was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

        Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Swiss courts as contrary to that jurisdiction's public policy. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court in the United States based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Switzerland. Similarly, those judgments may not be enforceable in countries other than the United States.

LEGAL MATTERS

        The validity of the registered shares and certain matters under the laws of Switzerland related to the guarantees will be passed upon by Vischer, Swiss counsel to Tyco International. The validity of the debt securities, purchase contracts, warrants, and units offered by this prospectus will be passed upon for Tyco International and TIFSA by Gibson, Dunn & Crutcher LLP, New York, New York, counsel to Tyco International and TIFSA. Certain matters under the laws of Luxembourg related to the debt securities will be passed upon by Allen & Overy Luxembourg, Luxembourg counsel to TIFSA. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated by reference into this Prospectus from the Company's Annual Report on Form 10-K for the year ended September 26, 2008, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference which reports:

        (1)   express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs referring to a) effective September 29, 2007 the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, b) the Company changed the depreciation method and estimated useful life used to account for pooled subscriber system assets and related deferred revenue from the straight-line method with lives ranging from 10 to 14 years to an accelerated method with lives up to 15 years effective as of the beginning of the fiscal third quarter of 2007, c) the Company adopted the recognition and related disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R) effective September 28, 2007, and d) the Company adopted Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 effective September 29, 2006; and

        (2)   express an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness.

        Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Tyco International Finance S.A.
as Issuer

Tyco International Ltd.
as Guarantor

U.S. $                  % Notes due

PROSPECTUS SUPPLEMENT

                        , 2009

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan